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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999 and our report included in the following paragraph, in the Registration Statement (Form S-4 No. 222-80337) and related Prospectus of Team Health, Inc. for the registration of Team Health, Inc. 12% Senior Subordinated Notes due 2009.




                                        /s/ Ernst & Young LLP



Birmingham, Alabama
August 24, 1999